UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 28, 2019
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware		1-9750	38-2478409
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York,	New York		10021
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code: (212) 606-7000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BID	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 16, 2019, Sotheby's (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BidFair USA Inc. (formerly a limited liability company known as BidFair USA LLC) (“Parent”) and BidFair MergeRight Inc., a Delaware corporation and a wholly owned indirect subsidiary of Parent (“Merger Sub”). On October 3, 2019, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned indirect subsidiary of Parent (the “Merger”).  Accordingly, the Company is no longer a publicly traded company. However, this Current Report on Form 8-K is being filed with the Securities and Exchange Commission due to the reporting covenants of Sotheby's outstanding 4.875% Senior Notes due 2025 (the "2025 Senior Notes"), which require that periodic and current reports be filed with the SEC as long as the 2025 Senior Notes are outstanding. As of the date of this report, $57.7 million of the 2025 Senior Notes remain outstanding.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Departure of Thomas S. Smith, Jr. as President and Chief Executive Officer
On October 28, 2019, the Company announced that, effective immediately, Thomas S. Smith, Jr. will step down from his position as President and Chief Executive Officer of the Company. He will remain with the Company until October 31, 2019. Mr. Smith’s departure qualifies as a termination other than for “cause” in connection with a change-in-control for purposes of his Employment Agreement, dated March 13, 2015, with the Company and he will receive severance in accordance therewith, with his outstanding equity awards treated in accordance with the Merger Agreement, in each case, as described in the definitive merger proxy statement on Form DEFM14A filed by the Company on August 7, 2019.
Appointment of Charles Stewart as New President and Chief Executive Officer
In connection with the departure of Mr. Smith, the Company announced that effective immediately, Charles F. Stewart will become Chief Executive Officer of the Company. Mr. Stewart, 49, served as Co‑President and Chief Financial Officer of Altice USA, Inc. (“Altice USA”) since 2015 and has served as a director of Altice USA since 2018. Mr. Stewart joined Altice USA after 21 years of corporate, finance and investment banking experience in the United States, Latin America and Europe. Most recently, Mr. Stewart served as Chief Executive Officer of Itau BBA International plc from 2013 until 2015, where he oversaw Itau‑Unibanco’s wholesale banking activities in Europe, the United States and Asia. Prior to that, he spent nineteen years at Morgan Stanley as an investment banker in various roles, including nine years focusing on the U.S. cable, broadcast and publishing industries. Mr. Stewart also acted as Deputy Head of Investment Banking for EMEA and was a member of the global investment banking management committee. Mr. Stewart is a graduate of Yale University. Mr. Stewart has no family relationship to any director or executive officer of the Company.
A copy of the press release, dated October 28, 2019, announcing Mr. Smith’s departure and Mr. Stewart’s appointment is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits
99.1    Press Release of Sotheby’s released on October 28, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ David G. Schwartz

David G. Schwartz
Senior Vice President,
Chief Securities Counsel and
Corporate Secretary

Date:	October 28, 2019

Exhibit Index

Exhibit No.    Description

99.1	Press Release of Sotheby's dated October 28, 2019.

101	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.